Exhibit 99.1

Mindspeed Reports Fiscal Second Quarter 2011 Results

Company Guides Third Quarter Product Revenue Up 7% to 11% Sequentially due to Strength in Optical Infrastructure

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--April 25, 2011--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal second quarter of 2011, which ended on April 1, 2011.

Fiscal Second Quarter 2011 Financial Highlights:

  Product Revenue: $38.6 million, a sequential increase of 1 percent from the prior fiscal quarter.
  Non-GAAP Gross Margin: 63.1 percent, compared to 62.6 percent in the prior fiscal quarter, excluding patent sales; GAAP Gross Margin: 63.0 percent.
  Non-GAAP Operating Margin: 2 percent, consistent with the prior fiscal quarter, excluding patent sales; GAAP Operating Margin: (1) percent.
  Non-GAAP Diluted Earnings per Share: $0.01, consistent with the prior fiscal quarter, excluding patent sales; GAAP Diluted Loss per Share: $(0.02).
  Cash and cash equivalents of $44.9 million at the end of the fiscal second quarter of 2011.

Product revenue for the fiscal second quarter of 2011 was $38.6 million, a sequential increase of 1 percent, compared to product revenue of $38.0 million in the prior fiscal quarter. Product revenue for the fiscal second quarter of 2011 decreased year-over-year by 4 percent compared to $40.3 million in the fiscal second quarter of 2010.

Product revenue from communications convergence processing solutions contributed 40 percent of fiscal second quarter of 2011 product revenues and decreased 6 percent sequentially from the prior fiscal quarter. Product revenue from high-performance analog products represented 39 percent of fiscal second quarter of 2011 product revenue and increased 6 percent sequentially from the prior fiscal quarter. Wide area networking communications product revenue contributed the remaining 21 percent of fiscal second quarter of 2011 product revenue and increased 10 percent sequentially from the prior fiscal quarter.

Non-GAAP gross margin for the fiscal second quarter of 2011 was $24.3 million, or 63.1 percent, compared to non-GAAP gross margin of $23.8 million, or 62.6 percent, excluding the net effect of $2.5 million in patent sales, in the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal second quarter of 2011 was $24.3 million, or 63.0 percent, compared to $26.3 million, or 64.8 percent, in the prior fiscal quarter, which included the net effect of $2.5 million from patent sales.

Non-GAAP operating expenses for the fiscal second quarter of 2011 were $23.5 million, a sequential increase of 2 percent or $0.5 million, compared to non-GAAP operating expenses of $23.0 million in the prior fiscal quarter. GAAP operating expenses for the fiscal second quarter of 2011 were $24.6 million, a sequential increase of $0.5 million, compared to $24.1 million in the prior fiscal quarter.

Non-GAAP operating income for the fiscal second quarter of 2011 was $0.8 million compared to non-GAAP operating income of $0.8 million, excluding the net effect of $2.5 million in patent sales, in the prior fiscal quarter. On a GAAP basis, operating loss for the fiscal second quarter of 2011 was $0.3 million, compared to operating income of $2.1 million in the prior fiscal quarter, which included the net effect of $2.5 million from patent sales.

Non-GAAP net income for the fiscal second quarter of 2011 was $0.4 million, or $0.01 per share, compared to non-GAAP net income of $0.5 million, or $0.01 per share, excluding the net effect of $2.5 million in patent sales, in the prior fiscal quarter. Presented on a GAAP basis, net loss was $0.8 million, or $(0.02) per share, compared to net income of $1.7 million, or $0.05 per share, in the prior fiscal quarter, which included the net effect of $2.5 million from patent sales. All GAAP net income and earnings per share results include stock-based compensation and related payroll costs and special charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Cash and cash equivalents were $44.9 million at the end of the fiscal second quarter of 2011, a decrease of $0.6 million, compared to $45.6 million at the end of the prior fiscal quarter.

Commentary

“We are experiencing strength in our business driven by our solutions for optical access and optical transport that we believe will drive revenue growth in the second half of fiscal year 2011. We also continue to believe that long-term growth for Mindspeed will be based on our strong design win pipeline for market leading solutions in key global networking initiatives such as optical infrastructure and most significantly our expansion into 4G wireless,” said Raouf Y. Halim, Mindspeed’s chief executive officer.

Outlook

Mindspeed expects fiscal third quarter of 2011 product revenue to grow between 7 and 11 percent sequentially or to be within a range of $41.3 million to $42.8 million. The company expects fiscal third quarter of 2011 non-GAAP gross margin to be within a range of 62.0 to 63.0 percent. The company also expects non-GAAP operating expenses to be approximately $24.0 million in the fiscal third quarter of 2011.

Fiscal Second Quarter 2011 Conference Call

Mindspeed will conduct a conference call announcing its second quarter fiscal 2011 results on Monday, April 25, 2011, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 800-593-9968 (domestic) or 210-795-2680 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 800-489-7535 (domestic) or 402-220-2141 (international). Replay will also be available in the Investors section of Mindspeed’s web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes enterprise networks, broadband access networks (fixed and mobile), and metropolitan and wide area networks. We have organized our solutions for these interrelated and rapidly converging networks into three families. Our communications convergence processing (CCP) products include ultra-low-power, multi-core digital signal processor (DSP) system-on-chip (SoC) products for the fixed and mobile (3G/4G/LTE) carrier infrastructure and residential and enterprise service platforms. Our high-performance analog (HPA) products solve difficult switching, timing and synchronization challenges in next-generation optical networking, enterprise storage and broadcast video transmission applications. Our wide area networking (WAN) communications portfolio helps optimize today's circuit-switched networks. Mindspeed's products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment which serves these markets. To learn more, please visit www.mindspeed.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company's expectations, goals or intentions, including, but not limited to, the company's long-term growth prospects; the current design win pipeline and our ability to benefit from it; and expected levels of total net revenue, non-GAAP gross margin and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; constraints in the supply of wafers and other product components from our third-party manufacturers; fluctuations in the price of our common stock; cash requirements and terms and availability of financing; loss of or diminished demand from one or more key customers or distributors; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; successful development and introduction of new products; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company's actual results to differ from those set forth in any forward-looking statement are discussed in more detail under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010,, as well as similar disclosures in the company's subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	April 1, 2011	December 31, 2010	April 2, 2010	April 1, 2011	April 2, 2010

Net revenue:
Product	$38,553	$38,043	$40,253	$76,596	$77,279
Intellectual property	-	2,500	-	2,500	-
Total net revenue	38,553	40,543	40,253	79,096	77,279
Cost of goods sold (a)	14,283	14,281	14,333	28,564	27,796
Gross margin	24,270	26,262	25,920	50,532	49,483

Operating expenses:
Research and development (a)	14,525	13,923	12,221	28,448	24,809
Selling, general and administrative (a)	10,079	10,211	10,391	20,290	20,025
Special charges (b)	-	(18)	(71)	(18)	789
Total operating expenses	24,604	24,116	22,541	48,720	45,623

Operating income/(loss)	(334)	2,146	3,379	1,812	3,860

Other expense, net	440	398	198	838	823

Income/(loss) before income taxes	(774)	1,748	3,181	974	3,037

Provision (benefit) for income taxes	(15)	49	42	34	58

Net income/(loss)	$(759)	$1,699	$3,139	$940	$2,979

Net income/(loss) per share:
Basic	$(0.02)	$0.05	$0.11	$0.03	$0.10
Diluted	$(0.02)	$0.05	$0.10	$0.03	$0.10

Weighted-average number of shares used in per share computation:
Basic	32,133	31,908	29,362	32,021	28,931
Diluted	32,133	32,870	30,687	33,032	29,922

(a) Includes stock-based compensation expense and related payroll costs.
(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	April 1, 2011	December 31, 2010	April 2, 2010	April 1, 2011	April 2, 2010

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$24,315	$26,305	$25,958	$50,620	$49,553
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	45	43	38	88	70
Gross margin	$24,270	$26,262	$25,920	$50,532	$49,483

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$14,196	$13,608	$11,994	$27,804	$24,275
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	329	315	227	644	534
Research and development expenses	$14,525	$13,923	$12,221	$28,448	$24,809

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$9,351	$9,390	$9,307	$18,741	$18,326
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	728	821	1,084	1,549	1,685
Employee option exchange costs (c)	-	-	-	-	14
Selling, general and administrative expenses	$10,079	$10,211	$10,391	$20,290	$20,025

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$23,547	$22,998	$21,301	$46,545	$42,601
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	1,057	1,136	1,311	2,193	2,219
Special charges	-	(18)	(71)	(18)	789
Employee option exchange costs (c)	-	-	-	-	14
Operating expenses	$24,604	$24,116	$22,541	$48,720	$45,623

Reconciliation of Non-GAAP Operating Income to GAAP Operating Income/(Loss)
Non-GAAP operating income	$768	$3,307	$4,657	$4,075	$6,952
Items excluded from non-GAAP operating income/(loss):
Stock-based compensation and related payroll costs	1,102	1,179	1,349	2,281	2,289
Special charges	-	(18)	(71)	(18)	789
Employee option exchange costs (c)	-	-	-	-	14
Operating income/(loss)	$(334)	$2,146	$3,379	$1,812	$3,860

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	April 1, 2011	December 31, 2010	April 2, 2010	April 1, 2011	April 2, 2010

Reconciliation of Non-GAAP Other Expense, Net to GAAP Other Expense, Net
Non-GAAP other expense, net	$(339)	$(297)	$(99)	$(636)	$(489)
Items excluded from non-GAAP other income/(expense), net:
Non-cash interest expense on convertible senior notes (d)	(101)	(101)	(99)	(202)	(334)
Other expense, net	$(440)	$(398)	$(198)	$(838)	$(823)

Reconciliation of Non-GAAP Net Income to GAAP Net Income/(Loss)
Non-GAAP net income	$444	$2,961	$4,516	$3,405	$6,405
Items excluded from non-GAAP net income:
Stock-based compensation and related payroll costs	1,102	1,179	1,349	2,281	2,289
Special charges	-	(18)	(71)	(18)	789
Employee option exchange costs (c)	-	-	-	-	14
Non-cash interest expense on convertible senior notes (d)	101	101	99	202	334
Net income/(loss)	$(759)	$1,699	$3,139	$940	$2,979

Reconciliation of Non-GAAP Net Income Per Share to GAAP Net Income/(Loss) Per Share
Net income per share, basic:
Non-GAAP net income	$0.01	$0.09	$0.15	$0.11	$0.22
Adjustments	(0.03)	(0.04)	(0.04)	(0.08)	(0.12)
Net income/(loss)	$(0.02)	$0.05	$0.11	$0.03	$0.10

Net income per share, diluted:
Non-GAAP net income	$0.01	$0.09	$0.15	$0.10	$0.21
Adjustments	(0.03)	(0.04)	(0.05)	(0.07)	(0.11)
Net income/(loss)	$(0.02)	$0.05	$0.10	$0.03	$0.10

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	33,183	32,870	30,687	33,032	29,922
The effect of dilutive potential common shares due to reporting Non-GAAP net income	(1,050)	0	0	0	0
GAAP diluted shares	32,133	32,870	30,687	33,032	29,922

(c) Employee option exchange costs consist of the costs incurred to implement and account for the employee option exchange program.
(d) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company’s 6.5% convertible senior notes.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, costs related to our employee option exchange program, the effects of special charges such as asset impairments and restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We also discuss certain non-GAAP measures excluding patent sales as a supplement to financial results based on GAAP. The sale of patents in the fiscal first quarter of 2011 impacted our net revenue. Information needed to reconcile our non-GAAP financial measures excluding the impact of patent sales is provided within the text of our earnings release.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We also use certain non-GAAP measures excluding patent sales for the same reasons that we use the underlying non-GAAP measures.

Non-GAAP gross margin and research and development expenses exclude stock-based compensation expense and related payroll costs. Non-GAAP selling, general and administrative expenses exclude stock-based compensation and related payroll costs and employee option exchange costs. Non-GAAP operating expenses exclude stock-based compensation expense and related payroll costs, special charges and employee option exchange costs. Non-GAAP operating income excludes stock-based compensation expense and related payroll costs, special charges and employee option exchange costs. Non-GAAP other expense, net, excludes non-cash interest expense on our convertible senior notes. Non-GAAP net income and non-GAAP net income per share exclude stock-based compensation expense and related payroll costs, special charges, employee option exchange costs and non-cash interest expense on our convertible senior notes. Non-GAAP net income per share, diluted, also includes the effect of dilutive potential common shares due to reporting Non-GAAP net income. We further exclude patent sales from non-GAAP net revenue.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude special charges and costs related to our employee option exchange program and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance. We exclude patents in order to provide investors with the ability to compare our current financial results with those of previous periods and provide consistency in our financial reporting.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, asset impairments, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, our employee option exchange program, special charges and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	April 1, 2011	October 1, 2010

ASSETS
Current Assets
Cash and cash equivalents	$44,908	$43,685
Receivables, net	19,248	25,678
Inventories	12,596	10,205
Deferred tax assets	2,340	2,264
Prepaid expenses and other current assets	3,117	3,035
Total current assets	82,209	84,867

Property, plant and equipment, net	14,284	12,700
Licensed intangibles	13,567	9,887
Other assets	1,391	1,230
Total assets	$111,451	$108,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,781	$9,303
Accrued compensation and benefits	6,150	9,336
Accrued income taxes	1,283	1,503
Deferred income on sales to distributors	5,774	5,199
Deferred revenue	558	658
Restructuring	212	710
Other current liabilities	5,270	4,396
Total current liabilities	30,028	31,105

Convertible senior notes – long term	14,012	13,810
Other liabilities	1,623	2,133
Total liabilities	45,663	47,048

Stockholders' equity	65,788	61,636
Total liabilities and stockholders' equity	$111,451	$108,684

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended
	April 1, 2011	April 2, 2010

Cash Flows From Operating Activities
Net income/(loss)	$940	$2,979
Adjustments required to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation and amortization	2,572	2,422
Amortization of license agreements	1,135	443
Restructuring charges	(18)	789
Stock-based compensation	2,212	2,217
Inventory provisions	181	1,025
Amortization of debt discount on convertible debt	223	347
Other non-cash items, net	4	215
Changes in assets and liabilities:
Receivables	6,442	(7,398)
Inventories	(2,572)	2,392
Accounts payable	1,931	111
Deferred income on sales to distributors	575	2,126
Restructuring charges	(491)	(770)
Accrued compensation and benefits	(3,229)	88
Accrued expenses and other current liabilities	(213)	438
Other	(190)	(531)

Net cash provided by operating activities	9,502	6,893

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(3,920)	(2,308)
Payments under license agreements	(5,009)	(739)

Net cash used in investing activities	(8,929)	(3,047)

Cash Flows From Financing Activities
Gross proceeds from sale of equity	-	18,300
Offering costs from sale of equity	-	(1,307)
Extinguishment of convertible debt	-	(10,500)
Payments made on capital lease obligations	(274)	(249)
Borrowings under line of credit	-	7,000
Payments made on borrowings under line of credit	-	(7,000)
Repurchase of restricted stock for income tax withholding	(291)	(192)
Proceeds from equity compensation programs	1,256	474

Net cash provided by financing activities	691	6,526

Effect of foreign currency exchange rates on cash	(41)	85

Net increase in cash and cash equivalents	1,223	10,457
Cash and cash equivalents at beginning of period	43,685	20,891

Cash and cash equivalents at end of period	$44,908	$31,348

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended			Six Months Ended
	April 1, 2011	December 31, 2010	April 2, 2010	April 1, 2011	April 2, 2010

Gross margin %	63%	65%	64%	64%	64%

Cash provided by/(used in):
Operating activities	$2,197	$7,305	$4,884	$9,502	$6,893
Investing activities	(2,827)	(6,102)	(2,239)	(8,929)	(3,047)
Financing activities	40	651	17,161	691	6,526
Effect of foreign currency on cash	(60)	19	61	(41)	85
Net increase/(decrease) in cash	$(650)	$1,873	$19,867	$1,223	$10,457

Depreciation	$1,370	$1,202	$1,230	$2,572	$2,422
Capital expenditures	2,634	6,102	1,315	8,736	3,148

Net revenue by region:
Americas	$7,796	$12,031	$7,888	$19,827	$16,506
Europe	3,343	3,340	3,508	6,683	5,860
Asia-Pacific	27,414	25,172	28,857	52,586	54,913
	$38,553	$40,543	$40,253	$79,096	$77,279

Net revenue by product line:
Communications convergence processing products	$15,569	$16,625	$16,168	$32,194	$30,123
High-performance analog products	14,949	14,104	13,531	29,053	25,111
WAN communications products	8,035	7,314	10,554	15,349	22,045
Total net product revenue	38,553	38,043	40,253	76,596	77,279
Intellectual property	-	2,500	-	2,500	-
Total net revenue	$38,553	$40,543	$40,253	$79,096	$77,279

CONTACT:
Press Relations Contact:
Magnet PR Group
Carolyn Fromm, 949.651.9539
carolyn@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams, (949) 579-3111